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Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of Biochem International Inc. on Form S-8 (File No. O-10005) of our report dated September 1, 1995 on our audits of the financial statements and financial statement schedule of Biochem International Inc. as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995, which report is included in this Annual Report on Form 10-KSB.





                                                        COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
September 21, 1995



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